UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2023

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Existing Term Loan Credit Agreement

On March 23, 2023, International Flavors & Fragrances Inc. (the “Company”) entered into Amendment No. 3 (“Term Loan Amendment No. 3”) and Amendment No. 4 (“Term Loan Amendment No. 4”, and together with Term Loan Amendment No. 3, the “Term Loan Amendments”) to amend that certain term loan credit agreement, dated January 17, 2020 (as amended by that certain Amendment No. 1 to Credit Agreement, dated August 25, 2020, as further amended by that certain Amendment No. 2 to Credit Agreement, dated August 4, 2022, as further supplemented by that certain Icon Debt Assumption Supplement, dated March 4, 2021, the “Existing Term Loan Credit Agreement”, and the Existing Term Loan Credit Agreement, as amended by the Term Loan Amendments, the “Term Loan Credit Agreement”), among the Company (as successor to Nutrition & Biosciences, Inc.), the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

Term Loan Amendment No. 3, among other things, extends the period during which certain relief is provided with respect to the financial covenant contained in the Existing Term Loan Credit Agreement through December 31, 2024, or such earlier date on which the Company elects to terminate such period (the “Term Loan Covenant Relief Period”), by providing that during the Term Loan Covenant Relief Period, the Company’s Leverage Ratio (as defined in the Term Loan Credit Agreement) shall not exceed as of the end of the fiscal quarter for the period of the four fiscal quarters then ended: (i) 5.25 to 1.00 for any fiscal quarter ending on or before June 30, 2023, (ii) 5.00 to 1.00 for the fiscal quarter ending September 30, 2023, (iii) 4.75 to 1.00 for any subsequent fiscal quarter ending on or before March 31, 2024, (iv) 4.50 to 1.00 for the fiscal quarter ending June 30, 2024, (v) 4.25 to 1.00 for the fiscal quarter ending September 30, 2024 and (vi) 4.00 to 1.00 for the fiscal quarter ending December 31, 2024. During the Term Loan Covenant Relief Period, Term Loan Amendment No. 3 also prohibits the Company from (i) effecting any share repurchases and (ii) creating liens to secure debt in excess of the greater of $400,000,000 and 5.00% of Consolidated Net Tangible Assets (as defined in the Term Loan Credit Agreement), in each case subject to certain exceptions set forth therein.

Term Loan Amendment No. 4, among other things, replaces the London interbank offered rate with Term SOFR (as defined in the Term Loan Credit Agreement) as the reference rate for U.S. dollar-denominated loans. Loans under the Term Loan Credit Agreement will bear interest at a base rate or a rate equal to Term SOFR plus an adjustment of 0.10% per annum, plus, in each case, an applicable margin based on the Company’s Public Debt Rating (as defined in the Term Loan Credit Agreement). Loans may be prepaid without premium or penalty, subject to customary breakage costs.

Amendments to Existing Revolving Credit Agreement

On March 23, 2023, the Company and certain of its subsidiaries entered into Amendment No. 2 (“Revolver Amendment No. 2”) and Amendment No. 3 (“Revolver Amendment No. 3”, and together with Revolver Amendment No. 2, the “Revolver Amendments”) to amend that certain Third Amended and Restated Credit Agreement, dated July 28, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated August 4, 2022, the “Existing Revolving Credit Agreement”, and the Existing Revolving Credit Agreement, as amended by the Revolver Amendments, the “Revolving Credit Agreement”), among the Company and certain of its subsidiaries (collectively, the “Loan Parties”), the lenders party thereto and Citibank, N.A., as administrative agent.

Revolver Amendment No. 2, among other things, extends the period during which certain relief is provided with respect to the financial covenant contained in the Existing Revolving Credit Agreement through December 31, 2024 or such earlier date on which the Company elects to terminate such period (the “Revolver Covenant Relief Period”), by providing that during the Revolver Covenant Relief Period, the Company’s Leverage Ratio (as defined in the Revolving Credit Agreement) shall not exceed as of the end of the fiscal quarter for the period of the four fiscal quarters then ended: (i) 5.25 to 1.00 for any fiscal quarter ending on or before June 30, 2023, (ii) 5.00 to 1.00 for the fiscal quarter ending September 30, 2023, (iii) 4.75 to 1.00 for any subsequent fiscal quarter ending on or before March 31, 2024, (iv) 4.50 to 1.00 for the fiscal quarter ending June 30, 2024, (v) 4.25 to 1.00 for the fiscal quarter ending September 30, 2024 and (vi) 4.00 to 1.00 for the fiscal quarter ending December 31, 2024. During the Revolver Covenant Relief Period, Revolver Amendment No. 2 prohibits the Loan Parties from (i) effecting any share repurchases and (ii) creating liens to secure debt in excess of the greater of $400,000,000 and 5.00% of Consolidated Net Tangible Assets (as defined in the Revolving Credit Agreement), in each case subject to certain exceptions set forth therein.

Revolver Amendment No. 3, among other things, replaces the London interbank offered rate with Term SOFR (as defined in the Revolving Credit Agreement) as the reference rate for U.S. dollar-denominated loans. Loans under the Revolving Credit Agreement will bear interest at a base rate or, in the case of U.S. dollar-denominated loans, a rate equal to Term SOFR plus an adjustment of 0.10% per annum or, in the case of euro-denominated loans, the Euro interbank offered rate, plus, in each case, an applicable margin based on the Company’s Public Debt Rating (as defined in the Revolving Credit Agreement). Loans may be prepaid without premium or penalty, subject to customary breakage costs.

The descriptions of the Term Loan Amendments and the Revolver Amendments contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of Term Loan Amendment No. 3, Term Loan Amendment No. 4, Revolver Amendment No. 2 and Revolver Amendment No. 3, filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On March 27, 2023 the Company reconfirmed its first quarter guidance as it expects sales to be approximately $2.95 to $3.0 billion and adjusted operating EBITDA of approximately $470 to $490 million. In addition, the Company reaffirmed its commitment to portfolio optimization to further support the achievement of its net debt to credit adjusted EBITDA target of below 3x by the end of 2024.

The reaffirmation of the first quarter guidance and the sales and adjusted operating EBITDA ranges provided are based on information available to the Company as of this report and are subject to completion of the Company’s quarter-end financial closing procedures. Accordingly, the final results and other disclosures for the quarter ended March 31, 2023 may differ materially from this preliminary estimated data. This preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with US GAAP.

The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. These items include but are not limited to gains (losses) on sale of fixed assets, shareholder activism related costs, business divestiture costs including the anticipated Savory Solutions, employee separation costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B. In addition, the Company cannot reconcile net debt to credit adjusted EBITDA without reasonable effort because certain items that impact total debt, net income and other reconciling measures are out of the Company’s control and/or cannot be reasonably predicted at this time, to which unavailable information could have a significant impact on the Company’s GAAP financial results.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “expect,” “intention,” or the negative version of those words or other comparable words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance and on our current plans, estimates and expectations of the Company’s future performance and the future performance of the markets in which the Company operates in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, business strategy and liquidity. For additional discussion of these risks and uncertainties, please refer to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 3 to Term Loan Credit Agreement, dated as of March 23, 2023, among International Flavors & Fragrances Inc., as borrower, the lenders signatory thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.2	Amendment No. 4 to Term Loan Credit Agreement, dated as of March 23, 2023, among International Flavors & Fragrances Inc., as borrower, the lenders signatory thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.3	Amendment No. 2 to Third Amended & Restated Revolving Credit Agreement, dated as of March 23, 2023, among International Flavors & Fragrances Inc., International Flavors & Fragrances (Nederland) Holdings B.V. and International Flavors & Fragrances I.F.F. (Nederland) B.V., as borrowers, the lenders signatory thereto and Citibank, N.A., as administrative agent.

10.4	Amendment No. 3 to Third Amended & Restated Revolving Credit Agreement, dated as of March 23, 2023, among International Flavors & Fragrances Inc., International Flavors & Fragrances (Nederland) Holdings B.V. and International Flavors & Fragrances I.F.F. (Nederland) B.V., as borrowers, the lenders signatory thereto and Citibank, N.A., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: March 27, 2023